UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01 Entry into a Material Definitive Agreement.
On July 21, 2020, Apollo Endosurgery, Inc. issued and sold (i) 2,480,000 shares of our common stock, par value $0.001 per share, at a purchase price of $1.25 per share, or the Shares, and (ii) pre-funded warrants to purchase up to 17,520,000 shares of common stock, or the Warrant Shares, at a purchase price of $1.249 per warrant, or the Warrants, for aggregate gross proceeds of approximately $25.0 million. Each Warrant has an exercise price of $0.001 per Warrant Share. We issued and sold the Warrants to certain purchasers in lieu of shares of common stock to permit such purchasers to invest on the same terms as purchasers of shares of common stock while remaining below applicable beneficial ownership thresholds for our common stock. We refer to the issuance and sale of the Shares and the Warrants in this report as the Financing. Craig-Hallum Capital Group LLC acted as placement agent in connection with the Financing. We agreed to pay Craig-Hallum Capital Group LLC an aggregate cash fee equal to 6.0% of the aggregate gross proceeds from the Financing plus reimbursement of certain expenses not to exceed $75,000 in the aggregate. Upon the closing, we received net proceeds of approximately $23.4 million after placement agent fees and deducting expenses.

Securities Purchase Agreement

On July 17, 2020, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with certain purchasers, or the Purchasers, pursuant to which we agreed to sell and issue the Shares and the Warrants. The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, and indemnification of the Purchasers by us. We will also be required to pay certain liquidated damages to the Purchasers in the event we fail to satisfy the current public information requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, until such time that satisfaction of such requirements is no longer required for the sale of the Shares or the Warrant Shares pursuant to Rule 144. In addition, to comply with applicable listing rules of The Nasdaq Stock Market LLC, we have agreed to call a special meeting of our stockholders by October 7, 2020 to approve the issuance of any Warrant Shares upon exercise of the Warrants that, together with the Shares, would equal 20% or more of our total shares of common stock outstanding. Prior to the receipt of stockholder approval of such proposal, holders of the Warrants will be restricted from exercising their Warrants if the Warrant Shares issuable upon such exercise, taken together with the Shares and any other Warrant Shares issued and outstanding, would equal 20% or more of our total shares of common stock outstanding.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Registration Rights Agreement

On July 17, 2020, we also entered into a Registration Rights Agreement with the Purchasers, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to (i) file one or more registration statements with the Securities and Exchange Commission, or the SEC, within 30 days of the date of the Registration Rights Agreement to cover the resale of the Shares and the Warrant Shares, (ii) use our reasonable best efforts to have such registration statements declared effective within the time frames set forth in the Registration Rights Agreement, and (iii) use our commercially reasonable efforts to keep such registration statements effective during the time frames set forth in the Registration Rights Agreement. In the event that such registration statements are not filed or declared effective within the time frames set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or use of the prospectus contained in such registration statements is suspended for certain periods of time, we will be required to pay certain liquidated damages to the Purchasers. The registration rights set forth in the Registration Rights Agreement terminate upon the earliest to occur of the following: (i) such time as there are no Shares, Warrant Shares and Warrants outstanding, (ii) when the Shares and Warrant Shares may be freely sold pursuant to Rule 144 under the Securities Act or (iii) the first anniversary of the issuance date of the Shares and the Warrants.

A copy of the Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Pre-Funded Warrants

Each Warrant has an initial exercise price equal to $0.001 per Warrant Share. The Warrants are immediately exercisable and may be exercised at any time until the Warrants are exercised in full, subject to the restrictions described below. The exercise price and number of Warrant Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends or distributions, stock splits, reclassifications, reorganizations or similar events affecting our common stock or the exercise price per share. There is no trading market available for the Warrants, and we do not intend to list the Warrants, on any securities exchange or nationally recognized trading system. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer. Except as otherwise provided in the Warrant or by virtue of such holder's ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Prior to the receipt of stockholder approval of the proposal described above, the holders of the Warrants will be restricted from exercising their Warrants if the Warrant Shares issuable upon such exercise, taken together with the Shares and any other Warrant Shares issued and outstanding, would equal 20% or more of our total shares of common stock outstanding. In addition, certain holders of the Warrants have elected to restrict their ability to exercise any portion of the Warrant to the extent that such holder would own more than 4.99% or 9.99%, depending on the applicable election, of our outstanding common stock immediately after such exercise. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, any unexercised portion of each Warrant will be automatically net exercised in full immediately prior to the closing of such a fundamental transaction, without giving effect to any election of exercise restrictions described above following which each Warrant will immediately terminate.

A copy of the form of Warrant is filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated by reference herein. The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the full text of the Warrant.

Amendment to Solar Capital Ltd. Loan and Security Agreement

On July 17, 2020, we and Solar Capital, Ltd. entered into a Sixth Amendment, or the Amendment, to our loan and security agreement with Solar Capital, Ltd., dated March 15, 2019, or the Term Loan Facility. The Amendment (i) waives the trailing six-month Endoscopy revenue requirements under the Term Loan Facility for the remainder of 2020 and (ii) decreases the minimum liquidity requirement to $12.5 million.

A copy of the Amendment is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated by reference herein. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment.

We are filing copies of the Purchase Agreement, the Registration Rights Agreement, the form of Warrant and the Amendment, referred to together as the Agreements, to provide security holders with information regarding its terms. They are not intended to provide any other factual information about us. The representations, warranties and covenants contained in the Agreements were made solely for purposes of the Financing and the amendment to our Term Loan Facility and as of specific dates, were solely for the benefit of the parties to the Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.02 Results of Operations and Financial Condition.

On July 20, 2020, we issued a press release announcing the Financing, the entry into the Purchase Agreement, the Registration Rights Agreement and the Amendment, and a business update for the second quarter ended June 30, 2020.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by us, regardless of any general incorporation language in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 3.02.

We issued and sold the Shares and the Warrants in reliance on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the Shares and Warrants to be purchased by them will be acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution. The issuance and sale of the Shares and Warrants, including the Warrant Shares, have not been, and the Warrants will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document

10.1 #	Securities Purchase Agreement, dated as of July 17, 2020, by and among Apollo Endosurgery, Inc. and the purchasers named therein.
10.2	Registration Rights Agreement, dated as of July 17, 2020, by and among Apollo Endosurgery, Inc. and the purchasers named therein.
10.3	Form of Pre-funded Warrant, dated as of July 21, 2020, issued by Apollo Endosurgery, Inc.
10.4
Sixth Amendment, dated July 17, 2020, to the Loan and Security Agreement, dated March 15, 2019, by and among Apollo Endosurgery, Inc., Solar Capital, Ltd., the guarantors party thereto, and the lenders.

99.1	Press Release, dated July 20, 2020

# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Apollo Endosurgery, Inc. hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	July 22, 2020
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer